Exhibit 99.01

[SENTO LOGO]


PRESS RELEASE -April 22, 2004



    Sento Signs National Internet Retailer and Extends Two Existing Contracts
                -Partnership marks second Internet retailer deal-

AMERICAN FORK, Utah, April 22, 2004 - Sento Corporation (Nasdaq: SNTO - news), a leading provider of integrated, multi-channel customer support, announced that the Company has secured a contract with a national online florist to provide outsourced call center support. At that company's request, Sento officials have declined to identify the new customer; however, this company has been a successful national brand for several years.

As with many types of retailers, florist organizations experience tremendous seasonal spikes. The business load surrounding major holidays can create huge spikes in the demand for call center support. It would be far less cost effective, if not impossible, for such organizations to staff up even temporarily to effectively meet these sudden high needs.

"It is Sento's ability to provide seamless, ready-made scalability for other major national organizations that has interested this Internet retailer in turning to us for their outsourced call center support," said Patrick O'Neal, Sento's President and CEO. "The encouraging feedback this company received from Sento's existing clients shows that Sento is able to integrate impeccably with a client company's existing resources. We have the ability to cost effectively and transparently help organizations meet dramatic seasonal needs."

"Sento is able to provide expert contact center resources already prepared and ready to slide in flawlessly alongside companies' internal resources to meet seasonal or overflow needs," O'Neal said.

Today's announcement is the second contract Sento has secured with an Internet retailer.

O'Neal went on to say, "It is also appropriate and most gratifying that, while announcing new business, we also announce that Sento has signed a 5-year contract extension with a key client with whom we have our longest running relationship. In addition, one of our fastest growing clients has extended its contract. These contract extensions affirm the value proposition, excellent service and quality results offered and delivered by Sento."

                                                                      . . . more
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About Sento Corporation

Sento Corporation (www.sento.com) has emerged as a leading provider of outsourced customer care and sales support services, managing customer relationships for a growing number of high-profile companies across multiple industries. Through Sento's Customer Choice Platform(TM), an integrated suite of multi-channel CRM technologies, customers are given a choice of self-service and assisted-service options--via web, e-mail, chat, and phone--for increased customer satisfaction with dramatic cost savings to Sento's clients. Sento provides support in 17 languages.

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FORWARD LOOKING STATEMENTS

Statements in this press release, which are not purely historical, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements encompass Sento's beliefs, expectations, hopes or intentions regarding future events. Words such as "expects," "intends," "believes," "anticipates," "should" and "likely" also identify forward-looking statements. All forward-looking statements included in this release are made as of the date hereof and are based on information available to Sento as of such date. Sento assumes no obligation to update any forward-looking statement. Actual results could differ materially from those anticipated for a number of reasons, including, among others: variations in market and economic conditions; the Company's dependence on its limited number of key clients; reduction in services requested by the Company's clients resulting in lower revenues for the Company; the Company's ability to complete negotiations and execute client agreements; risk of emergency interruption of the Customer Contact Solutions operations; and other unanticipated factors. Risk factors, cautionary statements and other conditions, which could cause actual results to differ from the Company's current expectations, are contained in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-KSB.

PR Agency contacts:
Cheryl Snapp
Snapp Norris Group
801.226.3223
cheryl.snapp@sng.com

David Hill
Snapp Norris Group
801.226.3223
david.hill@sng.com

or
for brokers and financial industry members
Shareholder Relations
Laurie S. Roop, 435-652-3884
laurie@shareholder-relations.net